UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Extension of Term of Deferred Prosecution Agreement

As previously disclosed, on November 1, 2017, MoneyGram International, Inc. (the “Company”) agreed to a stipulation with the Middle District of Pennsylvania (the “MDPA”) and the U.S. Department of Justice (the “U.S. DOJ” and, together with the MDPA, the “Government”) that the term of the Company’s previously-disclosed deferred prosecution agreement (“DPA”) be extended for 90 days to February 6, 2018. Also as previously disclosed, on January 31, 2018, the Company agreed with the Government that the term of the DPA be extended for an additional 45 days to March 23, 2018, on March 21, 2018, the Company agreed with the Government that the term of the DPA be further extended for an additional 45 days to May 7, 2018, and on May 7, 2018, the Company agreed with the Government that the term of the DPA be further extended for an additional 45 days to June 21, 2018. On June 19, 2018, the Company agreed with the Government that the term of the DPA be further extended for an additional 90 days to September 18, 2018. Any extension of the DPA extends all terms of the DPA, including the term of the monitorship for an equivalent period. The purpose of the extensions are to provide the Company and the Government additional time to discuss whether the Company is in compliance with the DPA.

There can be no assurance that the Company and the Government will continue to be able to negotiate a mutually satisfactory outcome during the latest extension (or any further short-term extension of the DPA) or that such outcome will not include a further extension of the DPA, financial penalties or additional restrictions on the Company. Furthermore, there can be no assurance that the Government will not seek any other remedy, including criminal prosecution and financial penalties, in lieu of an extension of the DPA and monitorship.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	General Counsel and Corporate Secretary

Date: June 19, 2018